Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of May 1, 2010 (this “Agreement”) by and among Appiphany Technologies Corp., a corporation organized under the laws of the Province of British of Columbia, Canada (“Target”), the stockholders of Target set forth on Schedule I hereto (the “Target Shareholders”) and Appiphany Technologies Holdings Corp., a Nevada corporation (“ATHC”).

RECITALS

WHEREAS, the Target Shareholders own 100% of the issued and outstanding shares of Target (such shares are hereinafter referred to as the “Target Shares”);

WHEREAS, the Target Shareholders and Target believe it is in their respective best interests for the Target Shareholders to exchange three shares of Target Shares representing 100% of Target's issued and outstanding stock to ATHC in exchange for 1,500,000 restricted shares of ATHC's common stock (the “ATHC Shares”) upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF TARGET SHARES FOR ATHC SHARES

Section 1.1

Agreement to Exchange Target Shares for ATHC Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Target Shareholders shall assign, transfer, convey and deliver the Target Shares to ATHC in consideration and exchange for the Target Shares, ATHC shall issue, transfer, convey and deliver the ATHC Shares to the Target Shareholders.

Section 1.2

Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place on or before 10:00 a.m. Pacific Time on May 1, 2010, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ATHC

ATHC represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1

Corporate Organization

A.

ATHC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of ATHC. “Material Adverse Effect” means, when used with respect to ATHC, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of ATHC, or materially impair the ability of ATHC to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from the announcement, pendency or consummation of the transactions contemplated by this Agreement.

B.

Copies of the articles of incorporation and by-laws of ATHC with all amendments thereto, as of the date hereof (the “ATHC Charter Documents”), have been furnished to the Target Shareholders and to Target, and such copies are accurate and complete as of the date hereof. The minute books of ATHC are current as required by law, contain the minutes of all meetings of the ATHC Board and stockholders of ATHC from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the ATHC Board and stockholders of ATHC. ATHC is not in violation of any of the provisions of the ATHC Charter Documents.

Section 2.2

Capitalization of ATHC.

A.

The authorized capital stock of ATHC consists of 250,000,000 shares authorized as Common Stock, par value $0.001, and 10,000,000 shares authorized as Preferred Stock, par value $0.001, of which 4,000,000 shares of common stock are issued and outstanding, immediately prior to this Share Exchange.  There are no preferred shares issued and outstanding.

B.

All of the issued and outstanding shares of Common Stock of ATHC immediately prior to this Share Exchange are, and all shares of Common Stock of ATHC when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. The issuance of all of the shares of ATHC described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of ATHC has any right to rescind or bring any other claim against ATHC for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

C.

There are no outstanding contractual obligations (contingent or otherwise) of ATHC to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, ATHC or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3

Subsidiaries and Equity Investments. ATHC does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, Limited Liability Company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.4

Authorization, Validity and Enforceability of Agreements. ATHC has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by ATHC and the consummation by ATHC of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of ATHC, and no other corporate proceedings on the part of ATHC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby.

Section 2.5

No Conflict or Violation. Neither the execution and delivery of this Agreement by ATHC, nor the consummation by ATHC of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the ATHC Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which ATHC is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which ATHC is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of ATHC’s assets, including without limitation the ATHC Shares.

Section 2.6

Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of ATHC, currently threatened against ATHC or any of its affiliates, that may affect the validity of this Agreement or the right of ATHC to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of ATHC, currently threatened against ATHC or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against ATHC or any of its affiliates. Neither ATHC nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by ATHC or any of its affiliates relating to ATHC currently pending or which ATHC or any of its affiliates intends to initiate.

Section 2.7

Compliance with Laws. ATHC has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF Target

Target represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to Target, are true and complete as of the date hereof.

Section 3.1

Incorporation. Target is a company duly incorporated, validly existing, and in good standing under the Province of British Columbia, Canada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Target’s Articles of Incorporation, or similar documents or bylaws. Target has taken all actions required by law, its Articles of Incorporation or bylaws, or otherwise to authorize the execution and delivery of this Agreement. Target has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2

Issued and Outstanding Shares. As of the Closing Date there shall be only 3 shares of Target's common stock issued and outstanding with one share being held by each Target Shareholder.  The issued and outstanding shares are validly issued, fully paid, and non-assessable.

Section 3.3

Subsidiaries and Predecessor Corporations.  Target does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 3.4

Financial Statements. Target has kept all books and records since inception and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Target.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Target had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Target, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. Target has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Target has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation. The books and records, financial and otherwise, of Target are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.5

Information. The information concerning Target set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6

Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Target after reasonable investigation, threatened by or against  Target or affecting Target or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Target does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.7

Compliance with Laws and Regulations. To the best of its knowledge, Target has complied with all applicable statutes and regulations of any federal, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Target or except to the extent that noncompliance would not result in the occurrence of any material liability for Target.

Section 3.8

Approval of Agreement. The Board of Directors of Target has authorized the execution and delivery of this Agreement by Target and has approved this Agreement and the transactions contemplated hereby.

Section 3.9

Valid Obligation. This Agreement and all agreements and other documents executed by Target in connection herewith constitute the valid and binding obligation of Target, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TARGET SHAREHOLDERS

The Target Shareholders hereby represents and warrants to ATHC:

Section 4.1

Authority. The Target Shareholders have the right, power, authority and capacity to execute and deliver this Agreement to which the Target Shareholders is a party, to consummate the transactions contemplated by this Agreement to which the Target Shareholders is a party, and to perform the Target Shareholders’ obligations under this Agreement to which the Target Shareholders is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by the Target Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the Target Shareholders, this Agreement is duly authorized, executed and delivered by the Target Shareholders and constitutes the legal, valid and binding obligation of the Target Shareholders, enforceable against the Target Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.2

No Conflict. Neither the execution or delivery by the Target Shareholders of this Agreement to which the Target Shareholders is a party nor the consummation or performance by the Target Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Target Shareholders (if the Target Shareholders is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Target Shareholders is a party or by which the properties or assets of the Target Shareholders are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Target Shareholders, or any of the properties or assets of the Target Shareholders, may be subject.

Section 4.3

Litigation. There is no pending Action against the Target Shareholders that involves the Target Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of Target and, to the knowledge of the Target Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4

Acknowledgment. The Target Shareholders understands and agrees that the ATHC Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the ATHC Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 4.5

Stock Legends. The Target Shareholders hereby agrees with ATHC as follows:

A.

Securities Act Legend Accredited Investors. The certificates evidencing the ATHC Shares issued to the Target Shareholders will bear the following, or a similar, legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.

Other Legends. The certificates representing such ATHC Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.

 Opinion. The Target Shareholders shall not transfer any or all of the ATHC Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the ATHC Shares, without first providing ATHC with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the ATHC) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6

Ownership of Shares. The Target Shareholders are both the record and beneficial owner of the Target Shares. The Target Shareholders is not the record or beneficial owner of any other shares of Target. The Target Shareholders has and shall transfer at the Closing, good and marketable title to the Target Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.7

Pre-emptive Rights. At Closing, no Target Shareholders has any pre-emptive rights or any other rights to acquire any shares of Target that have not been waived or exercised.

Section 4.8

Accredited Investor.  All Target Shareholders receiving shares of ATHC pursuant to this Agreement are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF Target AND THE Target SHAREHOLDERS

The obligations of Target and the Target Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Target and the Target Shareholders at their sole discretion:

Section 5.1

Representations and Warranties of ATHC. All representations and warranties made by ATHC in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2

Agreements and Covenants. ATHC shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ATHC shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5

Other Closing Documents. Target shall have received such certificates, instruments and documents in confirmation of the representations and warranties of ATHC, ATHC’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the Target Shareholders and/or their respective counsel may reasonably request.

Section 5.6

Documents. ATHC must have caused the following documents to be delivered to Target and the Target Shareholder:

A.

share certificates evidencing the ATHC Shares registered in the name of the Target Shareholders;

B.

such other documents as Target may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of ATHC, (B) evidencing the performance of, or compliance by ATHC with any covenant or obligation required to be performed or complied with by ATHC, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF ATHC

The obligations of ATHC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by ATHC in its sole discretion:

Section 6.1

Representations and Warranties of Target and the Target Shareholders. All representations and warranties made by Target and the Target Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2

Agreements and Covenants. Target and the Target Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Target shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5

Other Closing Documents. ATHC shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Target and the Target Shareholders, the performance of Target and the Target Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as ATHC or its counsel may reasonably request.

Section 6.6

Documents. Target and the Target Shareholders must deliver to ATHC at the Closing:

A.

share certificates evidencing the number of Target Shares, along with executed share transfer forms transferring such Target Shares to ATHC;

B.

this Agreement to which the Target and the Target Shareholders is a party, duly executed;

C.

such other documents as ATHC may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Target and the Target Shareholders , (B) evidencing the performance of, or compliance by Target and the Target Shareholders with, any covenant or obligation required to be performed or complied with by Target and the Target Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7

No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Target Shares, or any other stock, voting, equity, or ownership interest in, Target, or (b) is entitled to all or any portion of the ATHC Shares.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1

Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 7.2

Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 7.3

Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 7.5

Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 7.6

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 7.7

Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 7.8

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 7.9

Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the United States District Court for Nevada, in respect of any matter arising under this Agreement.

Section 7.10

Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 7.11

Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 7.12

Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

APPIPHANY TECHNOLOGY HOLDINGS CORP.

By: /s/ Jesse Keller

Name: Jesse Keller

Title: Chief Executive Officer

APPIPHANY TECHNOLOGY CORP.

By: /s/ Jesse Keller

Name: Jesse Keller

Title: Chief Executive Officer

SCHEDULE I

[SIGNATURE PAGE OF TARGET SHAREHOLDERS

TO SHARE EXCHANGE AGREEMENT]

TARGET  SHAREHOLDERS

By: /s/ Jesse Keller

Name: Jesse Keller

By: /s/ Jonas Klippenstein

Name: Jonas Klippenstein

By: /s/ Garth Roy

Name: Garth Roy